Exhibit 99.1

For Release 1:00 p.m. PT

March 28, 2005

NetIQ to Sell WebTrends Business Unit to Francisco Partners

Company Sharpens Focus on Systems and Security Management Business

San Jose, Calif. — March 28, 2005 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of integrated systems and security management solutions, today announced that it has entered into a definitive agreement to sell its WebTrends web analytics business unit to Francisco Partners, one of the world’s largest technology-focused private equity funds. Pursuant to the agreement, Francisco Partners will acquire NetIQ’s WebTrends business unit for approximately $94 million in cash.

“NetIQ is committed to maintaining a leadership position in the converging systems and security management markets by executing our Knowledge-Based Service Assurance strategy,” said Chuck Boesenberg, NetIQ’s CEO. “We have spent the last four years honing our focus and consolidating our systems and security product lines to deliver industry-leading products and best serve our customers. WebTrends employees have done a great job building the number one player and market leader in the web analytics market, but the web analytics business is not part of our system and security management strategy.”

“We expect the transaction and the associated one time gain to be recognized in the June quarter. Commencing in the current March quarter, WebTrends revenue and direct expense will be reported as discontinued operations in our financial statements until the transaction closes. In addition, we are taking steps to reduce overhead to properly size our operations consistent with the divestiture of the WebTrends business. We will provide our financial results, including the impact of the transaction, in the next quarterly financial results conference call,” said Rick Van Hoesen, NetIQ’s SVP and Chief Financial Officer.

Francisco Partners Managing Director Ben Ball noted, “Francisco Partners is pleased to invest in WebTrends’ demonstrated capabilities and leadership in the web analytics industry. We look forward to working with WebTrends to achieve new heights as a standalone company focused on its core web analytics customers and solutions.”

NetIQ’s board of directors has approved the definitive agreement, and the transaction is expected to close in the quarter ending June 30, 2005, pending regulatory approvals and customary closing conditions. Greg Drew, senior vice president and general manager of WebTrends, will continue to lead WebTrends and will assume the role of chief executive officer of the new stand-alone business.

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NetIQ Analyst/Investor Conference Call

Today, NetIQ will be holding a conference call at 1:30 p.m. PT to discuss today’s announcement. This call is being webcast by Thomson/CCBN and can be accessed at http://www.netiq.com/about_netiq/investor_relations/investorconferencecall.asp

The dial in number for the call is (888) 285-1136 (domestic) and (706) 643-7520 (International) the conference ID is 5171233. A replay of the call will be available at (800) 642-1687 (domestic) and (706) 645-9291 (International) the conference ID is 5171233.

About NetIQ

NetIQ (Nasdaq: NTIQ) is a leading provider of integrated systems and security management solutions that empower IT with the knowledge to assure service. NetIQ offers integrated, modular products that give users the ability to ensure operational integrity, better manage services and risk, and ensure policy compliance. Headquartered in San Jose, Calif., with offices and development facilities in 16 countries worldwide, NetIQ employs 1,200 people and has more than 3,000 enterprise customers. For more information, please visit the company’s web site at www.netiq.com or call (888) 323-6768.

NetIQ and WebTrends are registered trademarks of NetIQ Corporation in the United States and other countries. All other trademarks mentioned are the property of their respective owners.

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Contacts:

Susan Torrey, NetIQ Corporate Communications, (408) 856-3028, mailto:susan.torrey@netiq.com

Kim Paone, Access Communications for NetIQ, (917) 522-3528, mailto:kpaone@accesspr.com

Greg Klaben, NetIQ Investor Relations, (408) 856-1894, mailto:greg.klaben@netiq.com

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